EXHIBIT INDEX

(d)(2) Form of Investment Management Services Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Corporation.

(e)(2) Form of Distribution Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Corporation.

(g)(3) Form of Custodian Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Trust Company.

(h)(3) Form of Administrative Services Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Corporation.

(h)(8) Form of Class Y Shareholder Services Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Advisors Inc.

(h)(9) Transfer Agency Agreement dated May 1, 2003 between Registrant and American Express Client Service Corporation.

(h)(10) Form of Transfer Agency Agreement between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Client Service Corporation.

(i) Opinion and consent of counsel, as to the legality of the securities being registered.

(m)(3) Form of Plan and Agreement of Distribution between Registrant on behalf of AXP Limited Duration Bond Fund, AXP Core Bond Fund, AXP Income Opportunities Fund and American Express Financial Advisors Inc.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement dated Jan. 9, 2002.